                                                                  EXHIBIT 10.5b

                                 October 6, 1997


Ms. Lisa Faulk
4410 Santa Monica Blvd.
San Diego, CA 92107

Dear Lisa:

As a result of our conversation, I am outlining the proposed terms of your employment with American Residential and Home Asset Management. We are very encouraged by your interest and look forward to working together to create a very exciting company. Please call me after reviewing these terms if you have any questions.

Position:                   Senior Vice President.
Responsibility:             Operations.
Reporting Responsibility:   To E.V.P. of Capital Markets and Production
Base Salary:                $120,000.00 per year.
Bonus Potential:            up to 75% of Base Salary.

Options: Initial Grant of 50,000 options at market at time of employment.
                     Full vesting upon change of control
                     Current vesting and 90 day exercise provision for termination without cause.

Benefits:            Participation in all company programs available to
                     Senior Officers:
                     401K program [starting in 1998]
                     company pays 100% of health care and insurance premiums employee stock purchase program [available after IPO] employee loan program to purchase AmReit stock [after IPO]

Severance:           six month's salary for termination without cause.

Transition:          Transition payment in the amount of $40,000: payable
                     $20,000 in Feb. 1998 and $20,000 in the form of a note payable on or before Feb. 1999; this represents bonus for 1997 and signing bonus.

Lisa, again we are very excited about you helping us and look forward to your response. Feel free to contact me at home over the weekend to discuss any aspect of this offer.

Ms. Lisa Faulk
October 6, 1997
Page Two



My home phone number is 619-756-5441 and you have the work number.

We look forward to your response.

Sincerely,



Jay M. Fuller
President



        Agreed and Accepted: _________________________________________